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SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER 2014

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2014 SUPPLEMENTAL	1

EARNINGS RELEASE

CONTACTS:
Liz Zale	212.745.9623 Investors
Les Morris	317.263.7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS FIRST QUARTER RESULTS AND
RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, April 22, 2014 - Simon Property Group, Inc. (NYSE:SPG) today reported results for the quarter ended March 31, 2014.

RESULTS FOR THE QUARTER

•
Funds from Operations ("FFO") was $865.3 million, or $2.38 per diluted share, as compared to $741.9 million, or $2.05 per diluted share, in the prior year period. The FFO increase per diluted share was 16.1%.

•
Net income attributable to common stockholders was $341.6 million, or $1.10 per diluted share, as compared to $283.1 million, or $0.91 per diluted share, in the prior year period.

"We are off to an outstanding start in 2014, reporting strong financial and operating results led by a 16.1% growth in FFO per diluted share," said David Simon, Chairman and CEO. "The increase in comparable property net operating income of 3.7% was driven by strong releasing spreads and occupancy gains, and demonstrates our ability to continue to increase our cash flow. We are increasing our full-year 2014 guidance and raising our dividend due to our strong first quarter performance and expectations for continued growth."

1Q 2014 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

	AS OF MARCH 31,
	2014	2013	YEAR-OVER-YEAR CHANGE
Occupancy (1)	95.5%	94.7%	+80 basis points
Total Sales per sq. ft. (2)	$576	$575	+0.2%
Base Minimum Rent per sq. ft. (1)	$42.77	$41.05	+4.2%
Releasing Spread per sq. ft. (1)(3)	$9.90	$7.00	+$2.90
Releasing Spread (percentage change) (1)(3)	19.5%	13.4%	+610 basis points
(1)
Represents mall stores in Malls and all owned square footage in Premium Outlets.
(2)
Trailing 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.
(3)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.

DIVIDENDS

Today the Company announced that the Board of Directors declared a quarterly common stock dividend of $1.30 per share. This is an increase of $0.05 from the previous quarter, and a year-over-year increase of 13%. The dividend will be payable on May 30, 2014 to stockholders of record on May 16, 2014.

The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE:SPGPrJ) of $1.046875 per share, payable on June 30, 2014 to stockholders of record on June 16, 2014.

DEVELOPMENT ACTIVITY

During the first quarter, we started construction on three significant redevelopment and expansion projects:

•
Stanford Shopping Center in Palo Alto, California - relocation of Bloomingdale's (opening October 2014), and a 120,000 square foot small shop expansion including restaurants and leading retailers

•
Houston Galleria in Houston, Texas - relocation of Saks Fifth Avenue, and 105,000 square foot small shop expansion including restaurants and leading retailers

•
Yeoju Premium Outlets in Yeoju (Seoul), Korea - 259,000 square foot expansion of this highly productive outlet center

Redevelopment and expansion projects, including the addition of new anchors, are underway at 29 properties in the U.S., Asia and Mexico.

Construction continues on four new Premium Outlets opening in 2014 and 2015:

•
Charlotte Premium Outlets in Charlotte, North Carolina is a 400,000 square foot center scheduled to open in July of 2014. The Company owns a 50% interest in this project.

•
Twin Cities Premium Outlets in Eagan, Minnesota is a 410,000 square foot center scheduled to open in August of 2014. The Company owns a 35% interest in this project.

1Q 2014 SUPPLEMENTAL	3

EARNINGS RELEASE

•
Montreal Premium Outlets in Mirabel, Quebec, Canada is a 360,000 square foot center scheduled to open in October of 2014. The Company owns a 50% interest in this project.

•
Vancouver Designer Outlet in Vancouver, British Columbia, Canada is a 242,000 square foot center scheduled to open in April of 2015. The Company owns a 45% interest in this project.

The Company's share of the costs of all development and redevelopment projects currently under construction is approximately $1.5 billion.

ACQUISITIONS AND DISPOSITIONS

As previously announced in January 2014, we acquired our joint venture partners' remaining interest in Kravco Simon Investments, an owner of interests in a portfolio of 10 assets. This transaction included the remaining interest in King of Prussia Mall, bringing our ownership of that asset to 100%.

In January, we completed the acquisition of our joint venture partner's interest in Arizona Mills, as well as land in Oyster Bay, Long Island for future development. We now own 100% of Arizona Mills.

FINANCING ACTIVITY

In January, 2014, Simon Property Group, L.P., completed a $1.2 billion senior unsecured notes offering with a weighted average duration of 7.5 years and an average coupon rate of 2.975%. The offering was comprised of $600 million of 2.20% five-year senior notes and $600 million of 3.75% ten-year senior notes. Net proceeds from the public offering were used to repay debt and for general corporate purposes.

On April 7th, the Company announced that it had amended and extended its $4.0 billion unsecured multi-currency revolving credit facility. The newly refinanced facility, which can be increased to $5.0 billion during its term, will initially mature on June 30, 2018 and can be extended for an additional year to June 30, 2019 at the Company's sole option. The interest rate on the amended revolver is reduced to LIBOR plus 80 basis points from LIBOR plus 95 basis points. The Company has a combined $6.0 billion of total revolving credit capacity.

WASHINGTON PRIME GROUP INC. SPIN-OFF

Activities continue related to the announced spin-off transaction of our strip centers and smaller enclosed malls. During the first quarter, we announced the senior management team and Board of Directors for Washington Prime Group Inc. We continue to expect the transaction will be completed in the second quarter of 2014.

2014 GUIDANCE

Today the Company increased its FFO guidance by $0.10 to a range of $9.60 to $9.70 per diluted share for the year ending December 31, 2014, and net income to a range of $4.55 to $4.65 per diluted share. This guidance does not take into consideration any impact from the previously mentioned spin-off of Washington Prime Group. The Company plans to update guidance once the spin-off transaction is completed.

1Q 2014 SUPPLEMENTAL	4

EARNINGS RELEASE

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2014

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$4.55	$4.65
Depreciation and amortization including the Company's share of unconsolidated entities	5.06	5.06
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	(0.01)	(0.01)

Estimated FFO per diluted share	$9.60	$9.70

CONFERENCE CALL

Simon Property Group will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Tuesday, April 22, 2014. Live streaming audio of the conference call will be accessible at investors.simon.com. An online replay will be available until May 6, 2014 at investors.simon.com.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our first quarter 2014 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Company's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

1Q 2014 SUPPLEMENTAL	5

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, and the intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly reports filed with the SEC. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

ABOUT SIMON PROPERTY GROUP

Simon Property Group, Inc. (NYSE:SPG) is an S&P 100 company and a global leader in the retail real estate industry. We currently own or have an interest in more than 325 retail real estate properties in North America, Asia and Europe comprising approximately 242 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit simon.com.

1Q 2014 SUPPLEMENTAL	6

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2014	2013
REVENUE:
Minimum rent	$828,920	$777,907
Overage rent	33,784	37,699
Tenant reimbursements	372,639	338,969
Management fees and other revenues	30,607	29,729
Other income	49,041	30,754

Total revenue	1,314,991	1,215,058

EXPENSES:
Property operating	121,087	109,910
Depreciation and amortization	326,461	316,633
Real estate taxes	114,252	109,705
Repairs and maintenance	36,916	29,725
Advertising and promotion	24,571	21,259
Provision for credit losses	5,209	2,734
Home and regional office costs	35,288	34,894
General and administrative	14,855	14,509
Other	20,480	18,000

Total operating expenses	699,119	657,369

OPERATING INCOME	615,872	557,689
Interest expense	(268,151)	(285,026)
Income and other taxes	(6,938)	(13,193)
Income from unconsolidated entities	57,423	54,231
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	2,897	20,767

CONSOLIDATED NET INCOME	401,103	334,468
Net income attributable to noncontrolling interests	58,621	50,496
Preferred dividends	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$341,648	$283,138

BASIC EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.10	$0.91

DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.10	$0.91

1Q 2014 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	MARCH 31, 2014	DECEMBER 31, 2013
ASSETS:
Investment properties at cost	$35,598,458	$35,126,344
Less - accumulated depreciation	10,309,988	10,067,743

	25,288,470	25,058,601
Cash and cash equivalents	1,013,368	1,716,863
Tenant receivables and accrued revenue, net	530,479	581,482
Investment in unconsolidated entities, at equity	2,347,523	2,433,399
Investment in Klépierre, at equity	2,010,771	2,014,415
Deferred costs and other assets	1,564,988	1,519,814

Total assets	$32,755,599	$33,324,574

LIABILITIES:
Mortgages and unsecured indebtedness	$23,186,610	$23,588,531
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,259,452	1,374,113
Cash distributions and losses in partnerships and joint ventures, at equity	1,139,034	1,091,591
Other liabilities	198,610	257,222

Total liabilities	25,783,706	26,311,457

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	107,612	190,485
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	44,308	44,390
Common stock, $0.0001 par value, 511,990,000 shares authorized, 314,299,970 and 314,251,245 issued and outstanding, respectively	31	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,288,321	9,217,363
Accumulated deficit	(3,273,092)	(3,218,686)
Accumulated other comprehensive loss	(67,579)	(75,795)
Common stock held in treasury at cost, 3,649,434 and 3,650,680 shares, respectively	(117,696)	(117,897)

Total stockholders' equity	5,874,293	5,849,406
Noncontrolling interests	989,988	973,226

Total equity	6,864,281	6,822,632

Total liabilities and equity	$32,755,599	$33,324,574

1Q 2014 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2014	2013
Revenue:
Minimum rent	$436,519	$394,153
Overage rent	48,932	47,767
Tenant reimbursements	197,452	184,399
Other income	112,908	42,074

Total revenue	795,811	668,393
Operating Expenses:
Property operating	164,150	115,869
Depreciation and amortization	156,077	127,686
Real estate taxes	56,812	54,706
Repairs and maintenance	20,614	16,164
Advertising and promotion	19,088	15,921
Provision for credit losses	3,230	1,245
Other	53,060	35,682

Total operating expenses	473,031	367,273

Operating Income	322,780	301,120
Interest expense	(155,199)	(147,486)

Income from Continuing Operations	167,581	153,634
Loss from operations of discontinued joint venture interests	–	(320)

Net Income	$167,581	$153,314

Third-party investors' share of net income	$89,313	$83,766

Our share of net income	78,268	69,548
Amortization of Excess Investment (A)	(25,598)	(24,829)

Income from Unconsolidated Entities (B)	$52,670	$44,719

Note:
The above financial presentation does not include any information related to our investment in Klépierre S.A. ("Klépierre").
For additional information, see footnote B.

1Q 2014 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	MARCH 31, 2014	DECEMBER 31, 2013
Assets:
Investment properties, at cost	$16,019,083	$15,824,689
Less - accumulated depreciation	5,339,813	5,294,578

	10,679,270	10,530,111
Cash and cash equivalents	747,103	792,751
Tenant receivables and accrued revenue, net	287,777	310,320
Investment in unconsolidated entities, at equity	28,832	38,352
Deferred costs and other assets	520,058	586,622

Total assets	$12,263,040	$12,258,156

Liabilities and Partners' Deficit:
Mortgages	$13,013,998	$13,024,257
Accounts payable, accrued expenses, intangibles, and deferred revenue	977,038	849,107
Other liabilities	542,950	514,822

Total liabilities	14,533,986	14,388,186
Preferred units	67,450	67,450
Partners' deficit	(2,338,396)	(2,197,480)

Total liabilities and partners' deficit	$12,263,040	$12,258,156

Our Share of:
Partners' deficit	$(763,064)	$(717,776)
Add: Excess Investment (A)	1,971,553	2,059,584

Our net Investment in Joint Ventures	$1,208,489	$1,341,808

Note:
The above financial presentation does not include any information related to our investment in Klépierre.
For additional information, see footnote B attached hereto.

1Q 2014 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED MARCH 31,
	2014	2013
Consolidated Net Income (D)	$401,103	$334,468
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	322,604	312,585
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	147,256	121,549
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(2,897)	(20,767)
Net income attributable to noncontrolling interest holders in properties	(523)	(2,461)
Noncontrolling interests portion of depreciation and amortization	(897)	(2,173)
Preferred distributions and dividends	(1,313)	(1,313)

FFO of the Operating Partnership	$865,333	$741,888

Diluted Net Income Per Share to Diluted FFO Per Share Reconciliation:
Diluted net income per share	$1.10	$0.91
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.29	1.20
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(0.01)	(0.06)

Diluted FFO per share	$2.38	$2.05

Details for per share calculations:
FFO of the Operating Partnership	$865,333	$741,888
Diluted FFO allocable to unitholders	(124,878)	(106,687)

Diluted FFO allocable to common stockholders	$740,455	$635,201

Basic and Diluted weighted average shares outstanding	310,623	309,987
Weighted average limited partnership units outstanding	52,386	52,065

Basic and Diluted weighted average shares and units outstanding	363,009	362,052

Basic and Diluted FFO per Share	$2.38	$2.05
Percent Change	16.1%

1Q 2014 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

NOTES:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes D below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $6.8 million and $0.4 million for the three months ended March 31, 2014 and 2013, respectively

-
Straight-line adjustments to minimum rent of $14.0 million and $12.8 million for the three months ended March 31, 2014 and 2013, respectively

-
Amortization of fair market value of leases from acquisitions of $5.4 million and $10.7 million for the three months ended March 31, 2014 and 2013, respectively

-
Debt premium amortization of $16.1 million and $10.9 million for the three months ended March 31, 2014 and 2013, respectively.

1Q 2014 SUPPLEMENTAL	12

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to, Simon Property, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, Community/Lifestyle Centers and International Properties. At March 31, 2014, we owned or had an interest in 327 properties comprising 242 million square feet in North America, Asia and Europe. Additionally, we have a 28.9% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.

This package was prepared to provide operational and balance sheet information as of March 31, 2014, for the Company and the Operating Partnership.

On December 13, 2013, we announced a plan to spin off 54 strip centers and 44 smaller enclosed mall properties totaling approximately 53 million square feet into a subsidiary, Washington Prime Group Inc. (WPG). Following the spin-off, WPG is expected to become an independent, publicly traded REIT. The spin-off is expected to be effectuated through a pro rata special distribution of all of the outstanding common shares of WPG to holders of our common stock as of the distribution record date, and is intended to qualify as a tax-free distribution for U.S. federal income tax purposes. At the time of the separation and distribution, WPG will own a percentage of the outstanding units of partnership interest of its operating partnership subsidiary, WPG, L.P., that is equal to the percentage of outstanding units of partnership interest that we own in the Operating Partnership, with the remaining units of WPG, L.P. owned by the limited partners of the Operating Partnership. We expect the transaction will become effective in the second quarter of 2014. The transaction is subject to certain conditions, including declaration by the U.S. Securities and Exchange Commission that WPG's registration statement on Form 10 is effective, filing and approval of WPG's listing application, customary third party consents, and formal approval and declaration of the distribution by our Board of Directors. We may, at any time and for any reason until the proposed transaction is complete, abandon the spin-off or modify or change its terms.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, otherwise we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Liz Zale, Senior Vice President of Corporate Affairs (lzale@simon.com or 212.745.9623) or Tom Ward, Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2014 SUPPLEMENTAL	13

OVERVIEW

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

Second Quarter 2014	July 23, 2014
Third Quarter 2014	October 22, 2014

STOCK INFORMATION

The Company's common stock and one issue of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ

CREDIT RATINGS

Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	41%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	3.6X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	259%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the bond indenture and are essentially net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2014 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED MARCH 31,
	2014	2013
Financial Highlights
Total Revenue - Consolidated Properties	$1,314,991	$1,215,058
Consolidated Net Income	$401,103	$334,468
Net Income Attributable to Common Stockholders	$341,648	$283,138
Basic Earnings per Common Share (EPS)	$1.10	$0.91
Diluted Earnings per Common Share (EPS)	$1.10	$0.91
Funds from Operations (FFO) of the Operating Partnership	$865,333	$741,888
Basic and Diluted FFO per Share (FFOPS)	$2.38	$2.05
Dividends/Distributions per Share/Unit	$1.25	$1.15

Stockholders' Equity Information	AS OF MARCH 31, 2014	AS OF DECEMBER 31, 2013
Limited Partners' Units Outstanding at end of period	52,822	51,846
Common Shares Outstanding at end of period	310,659	310,609

Total Common Shares and Limited Partnership Units Outstanding at end of period	363,481	362,455

Weighted Average Limited Partnership Units Outstanding	52,386	52,101
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	310,623	310,255

Debt Information
Share of Consolidated Debt	$23,078,925	$23,425,910
Share of Joint Venture Debt	6,115,908	6,096,446

Share of Total Debt	$29,194,833	$29,522,356

Market Capitalization
Common Stock Price at end of period	$164.00	$152.16
Common Equity Capitalization, including Limited Partnership Units	$59,610,878	$55,151,110
Preferred Equity Capitalization, including Limited Partnership Preferred Units	76,662	73,753

Total Equity Market Capitalization	$59,687,540	$55,224,863

Total Market Capitalization - Including Share of Total Debt	$88,882,373	$84,747,219

Debt to Total Market Capitalization	32.8%	34.8%

1Q 2014 SUPPLEMENTAL	15

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		FOR THE THREE MONTHS ENDED MARCH 31, 2013 OUR TOTAL SHARE
REVENUE:
Minimum rent	$828,920	$(3,297)	$825,623	$207,970	$1,033,593		$952,450
Overage rent	33,784	(40)	33,744	20,621	54,365		57,478
Tenant reimbursements	372,639	(2,224)	370,415	92,502	462,917		419,922
Management fees and other revenues	30,607	–	30,607	–	30,607		29,729
Other income	49,041	(155)	48,886	55,754	104,640		49,592

Total revenue	1,314,991	(5,716)	1,309,275	376,847	1,686,122		1,509,171

EXPENSES:
Property operating	121,087	(1,262)	119,825	74,482	194,307		157,468
Depreciation and amortization	326,461	(897)	325,564	109,368	434,932		401,676
Real estate taxes	114,252	(619)	113,633	26,063	139,696		133,434
Repairs and maintenance	36,916	(240)	36,676	9,727	46,403		36,795
Advertising and promotion	24,571	(92)	24,479	8,532	33,011		28,240
Provision for credit losses	5,209	(62)	5,147	1,557	6,704		3,477
Home and regional office costs	35,288	–	35,288	–	35,288		34,894
General and administrative	14,855	–	14,855	–	14,855		14,509
Other	20,480	(834)	19,646	23,103	42,749		31,856

Total operating expenses	699,119	(4,006)	695,113	252,832	947,945		842,349

OPERATING INCOME	615,872	(1,710)	614,162	124,015	738,177		666,822
Interest expense	(268,151)	1,187	(266,964)	(71,345)	(338,309)		(351,901)
Income and other taxes	(6,938)	–	(6,938)	–	(6,938)		(13,193)
Income from unconsolidated entities	57,423	–	57,423	(52,670)	4,753	(2)	9,512
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	2,897	–	2,897	–	2,897		20,767

CONSOLIDATED NET INCOME	401,103	(523)	400,580	–	400,580		332,007
Net income attributable to noncontrolling interests	58,621	(523)	58,098	–	58,098	(3)	48,035
Preferred dividends	834	–	834	–	834		834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$341,648	$–	$341,648	$–	$341,648		$283,138

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$401,103	$–	$401,103		$334,468
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			322,604		322,604		312,585
Our share of depreciation and amortization from unconsolidated entities, including Klépierre				147,256	147,256		121,549
Income from unconsolidated entities			(57,423)	57,423	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(2,897)	–	(2,897)		(20,767)
Net income attributable to noncontrolling interest holders in properties			(523)	–	(523)		(2,461)
Noncontrolling interests portion of depreciation and amortization			(897)	–	(897)		(2,173)
Preferred distributions and dividends			(1,313)	–	(1,313)		(1,313)

FFO of the Operating Partnership			$660,654	$204,679	$865,333		$741,888

Percentage of FFO of the Operating Partnership			76.35%	23.65%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

1Q 2014 SUPPLEMENTAL	16

PRO-RATA BALANCE SHEET
(In thousands)

	AS OF MARCH 31, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE	AS OF DECEMBER 31, 2013 OUR TOTAL SHARE
ASSETS:
Investment properties, at cost	$35,598,458	$(150,166)	$35,448,292	$9,930,625	$45,378,917	$44,597,102
Less - accumulated depreciation	10,309,988	$(50,675)	10,259,313	$2,491,651	12,750,964	12,424,221

	25,288,470	(99,491)	25,188,979	7,438,974	32,627,953	32,172,881
Cash and cash equivalents	1,013,368	(2,730)	1,010,638	350,235	1,360,873	2,082,356
Tenant receivables and accrued revenue, net	530,479	(2,016)	528,463	138,458	666,921	723,376
Investment in unconsolidated entities, at equity	2,347,523	–	2,347,523	(2,347,523)	–	–
Investment in Klépierre, at equity	2,010,771	–	2,010,771	–	2,010,771	2,014,415
Deferred costs and other assets	1,564,988	(7,621)	1,557,367	274,781	1,832,148	1,822,286

Total assets	$32,755,599	$(111,858)	$32,643,741	$5,854,925	$38,498,666	$38,815,314

LIABILITIES:
Mortgages and unsecured indebtedness	$23,186,610	$(107,685)	$23,078,925	$6,115,908	$29,194,833	$29,522,356
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,259,452	(4,030)	1,255,422	592,845	1,848,267	1,783,313
Cash distributions and losses in partnerships and joint ventures, at equity	1,139,034	–	1,139,034	(1,139,034)	–	–
Other liabilities	198,610	(391)	198,219	285,206	483,425	529,034

Total liabilities	25,783,706	(112,106)	25,671,600	5,854,925	31,526,525	31,834,703

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	107,612	(1,058)	106,554	–	106,554	162,243

EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	44,308	–	44,308	–	44,308	44,390
Common stock, $.0001 par value	31	–	31	–	31	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,288,321	–	9,288,321	–	9,288,321	9,217,363
Accumulated deficit	(3,273,092)	–	(3,273,092)	–	(3,273,092)	(3,218,686)
Accumulated other comprehensive loss	(67,579)	–	(67,579)	–	(67,579)	(75,795)
Common stock held in treasury at cost	(117,696)	–	(117,696)	–	(117,696)	(117,897)

Total stockholders' equity	5,874,293	–	5,874,293	–	5,874,293	5,849,406
Noncontrolling interests	989,988	1,306	991,294	–	991,294	968,962

Total equity	6,864,281	1,306	6,865,587	–	6,865,587	6,818,368

Total liabilities and equity	$32,755,599	$(111,858)	$32,643,741	$5,854,925	$38,498,666	$38,815,314

BASIS OF PRESENTATION:

We present balance sheet and income statement data on a pro-rata basis reflecting our proportionate economic ownership of each asset in our portfolio. The consolidated amounts shown are prepared on a consistent basis with our consolidated financial statements. Our Share of Joint Ventures column was derived on a property-by-property basis by applying the same percentage interests used to arrive at Our Total Share on the Pro-Rata Statement of Operations for the three months ended March 31, 2014 and applying them to all financial statement line items of each property. A similar calculation was performed for noncontrolling interests.

1Q 2014 SUPPLEMENTAL	17

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2014

NOI BY ASSET TYPE	U.S. PORTFOLIO NOI BY STATE

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

1Q 2014 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI
The following schedule reconciles net income to NOI and provides our calculation of comparable property NOI.

	THREE MONTHS ENDED MARCH 31,
	2014	2013
Reconciliation of NOI of consolidated properties:
Consolidated Net Income	$401,103	$334,468
Income and other taxes	6,938	13,193
Interest expense	268,151	285,026
Income from unconsolidated entities	(57,423)	(54,231)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(2,897)	(20,767)

Operating Income	615,872	557,689
Depreciation and amortization	326,461	316,633

NOI of consolidated properties	$942,333	$874,322

Reconciliation of NOI of unconsolidated entities:
Net Income	$167,581	$153,314
Interest expense	155,199	147,486
Loss from operations of discontinued joint venture interests	–	320

Operating Income	322,780	301,120
Depreciation and amortization	156,077	127,685

NOI of unconsolidated entities	$478,857	$428,805

Total consolidated and unconsolidated NOI from continuing operations	$1,421,190	$1,303,127

Adjustments to NOI:
NOI of discontinued unconsolidated properties	–	(320)

Total NOI of our portfolio	$1,421,190	$1,302,807

Change in NOI from prior period	9.1%	5.7%
Add: Our share of NOI from Klépierre	66,876	67,563
Less: Joint venture partners' share of NOI	248,081	234,309

Our share of NOI	$1,239,985	$1,136,061

Increase in our share of NOI from prior period	9.1%	15.3%
Total NOI of our portfolio	$1,421,190	$1,302,807
NOI from non comparable properties (1)	374,984	293,747

Total NOI of comparable properties (2)	$1,046,206	$1,009,060

Increase in NOI of U.S. Malls and Premium Outlets that are comparable properties	3.7%

(1)
NOI excluded from comparable property NOI relates to The Mills, community/lifestyle centers, international properties, other retail properties, The Mills Limited Partnership properties, any of our non-retail holdings and results of our corporate and management company operations, NOI of U.S. Malls and Premium Outlets not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.
(2)
Comparable properties are U.S. Malls and Premium Outlets that were owned in both of the periods under comparison. Excludes lease termination income, interest income, land sale gains and the impact of significant redevelopment activities.

1Q 2014 SUPPLEMENTAL	19

 RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED MARCH 31, 2014	PER SHARE AMOUNT
FFO	$865,333	$2.38
Non-cash impacts to FFO (1)	(5,263)	(0.01)

FFO excluding non-cash impacts	860,070	$2.37
Tenant allowances	(40,063)	(0.11)
Operational capital expenditures	(6,959)	(0.02)

Funds available for distribution	$813,048	$2.24

(1)
Non-cash impacts to FFO include:

THREE MONTHS ENDED MARCH 31, 2014
Deductions:
Straight-line rent	(14,048)
Fair value of debt amortization	(16,135)
Fair market value of lease amortization	(5,448)
Additions:
Stock based compensation expense	18,206
Mortgage, financing fee and terminated swap amortization expense	12,162

(5,263)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, diluted FFO per share, funds available for distribution, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 19 and 20 and in the Earnings Release for the latest period.

1Q 2014 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2014	2013
Consolidated Properties
Other Income
Interest and dividend income	$2,553	$1,812
Lease settlement income	11,102	1,735
Gains on land sales	7,972	440
Other (1)	27,414	26,767

Totals	$49,041	$30,754

Other Expense
Ground rent	$9,689	$10,853
Professional fees and other	10,791	7,147

Totals	$20,480	$18,000

Capitalized Interest	THREE MONTHS ENDED MARCH 31,
	2014	2013
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$3,423	$3,948
Our Share of Joint Venture Properties	$72	$274
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues and other miscellaneous income items.

1Q 2014 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF MARCH 31,
	2014	2013
Total Number of Properties	222	223
Total Square Footage of Properties (in millions)	189.2	190.1
Ending Occupancy (1):
Consolidated Assets	95.6%	94.6%
Unconsolidated Assets	95.1%	95.3%
Total Portfolio	95.5%	94.7%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$ 556	$ 556
Unconsolidated Assets	$ 660	$ 658
Total Portfolio	$ 576	$ 575
Base Minimum Rent PSF (3):
Consolidated Assets	$40.63	$38.84
Unconsolidated Assets	$50.23	$49.00
Total Portfolio	$42.77	$41.05

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF
	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (4)	CLOSING RATE PSF (4)	RELEASING SPREAD (4)
3/31/14	7,801,289	$60.79	$50.89	$9.90	19.5%
12/31/13	7,852,103	$62.19	$53.25	$8.94	16.8%
9/30/13	7,748,887	$61.07	$53.02	$8.05	15.2%
6/30/13	7,436,001	$60.62	$53.13	$7.49	14.1%
3/31/13	7,419,367	$59.11	$52.11	$7.00	13.4%

Occupancy Cost as a Percentage of Sales (5):

3/31/14	11.6%
12/31/13	11.5%
9/30/13	11.4%
6/30/13	11.3%
3/31/13	11.3%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, only stores with less than 10,000 square feet are included for malls. All company owned space is included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

1Q 2014 SUPPLEMENTAL	22

THE MILLS, COMMUNITY/LIFESTYLE CENTERS AND
INTERNATIONAL OPERATING INFORMATION

	AS OF MARCH 31,
	2014	2013
The Mills
Total Number of Properties	13	13
Total Square Footage of Properties (in millions)	19.3	18.9
Ending Occupancy (1)	97.7%	97.3%
Total Sales PSF (2)	$530	$516
Base Minimum Rent PSF (3)	$24.51	$22.81

Community/Lifestyle Centers
Total Number of Properties	61	64
Total Square Footage of Properties (in millions)	19.3	19.7
Ending Occupancy (1)	94.5%	93.9%
Base Minimum Rent PSF (3)	$14.72	$14.33

International Properties
Premium Outlets
Total Number of Properties	15	12
Total Square Footage of Properties (in millions)	5.0	3.9
Designer Outlets
Total Number of Properties	5	N/A
Total Square Footage of Properties (in millions)	1.0	N/A
Statistics for Premium Outlets in Japan (4)
Ending Occupancy	99.3%	99.4%
Total Sales PSF	¥92,198	¥88,643
Base Minimum Rent PSF	¥4,883	¥4,808

(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2014 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 3/31/14	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	1,097	3,499,438	$40.87	2.8%
2014 (4/1/14 - 12/31/14)	1,133	3,033,349	$42.78	2.6%
2015	2,992	9,700,493	$39.87	7.6%
2016	2,848	9,591,580	$39.19	7.4%
2017	2,673	9,449,817	$41.70	7.8%
2018	2,491	9,155,278	$44.74	8.1%
2019	1,746	7,070,737	$43.39	6.1%
2020	1,259	4,685,445	$48.31	4.5%
2021	1,292	5,251,366	$46.78	4.9%
2022	1,569	6,077,388	$46.25	5.7%
2023	1,913	7,397,990	$46.67	6.9%
2024	735	3,210,195	$45.64	2.9%
2025 and Thereafter	428	2,240,083	$37.93	1.7%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,326	3,032,126	$16.22	1.0%

Anchor Tenants
2014 (4/1/14 - 12/31/14)	3	223,093	$9.41	–
2015	29	2,982,718	$3.76	0.2%
2016	22	2,626,562	$3.17	0.2%
2017	25	3,445,642	$2.58	0.2%
2018	27	3,184,642	$4.65	0.3%
2019	29	3,152,039	$4.60	0.3%
2020	18	1,902,109	$5.48	0.2%
2021	12	1,055,228	$7.80	0.1%
2022	8	962,861	$9.52	0.2%
2023	14	1,523,762	$10.07	0.3%
2024	12	762,282	$10.85	0.2%
2025 and Thereafter	28	3,212,067	$5.53	0.4%

(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2013 consolidated and joint venture combined base rental revenue.

1Q 2014 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

TOP INLINE STORE TENANTS (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	381	3,972	1.7%	3.2%
L Brands, Inc.	383	2,186	0.9%	2.2%
Abercrombie & Fitch Co.	209	1,484	0.6%	1.5%
PVH Corporation	271	1,470	0.6%	1.3%
Forever 21, Inc.	87	1,355	0.6%	1.3%
Foot Locker, Inc.	353	1,404	0.6%	1.3%
American Eagle Outfitters, Inc.	213	1,320	0.6%	1.2%
Luxottica Group S.P.A	446	859	0.4%	1.2%
Ascena Retail Group, Inc.	323	1,707	0.7%	1.1%
Ann, Inc.	214	1,300	0.5%	1.0%

TOP ANCHORS (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's, Inc.	155	28,873	12.2%	0.5%
Sears Holdings Corporation	116	18,254	7.7%	0.2%
J.C. Penney Co., Inc.	108	16,030	6.8%	0.5%
Dillard's, Inc.	65	10,493	4.4%	0.1%
Nordstrom, Inc.	28	4,745	2.0%	0.1%
Belk, Inc.	17	2,385	1.0%	0.1%
Hudson's Bay Company	17	2,217	0.9%	0.2%
The Bon-Ton Stores, Inc.	19	2,085	0.9%	0.1%
Dick's Sporting Goods, Inc.	26	1,696	0.7%	0.5%
Target Corporation	11	1,552	0.7%	–
The Neiman Marcus Group, Inc.	10	1,265	0.5%	–
Kohl's Corporation	12	1,028	0.4%	0.1%
Boscov's Department Store LLC	3	547	0.2%	–

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

1Q 2014 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE

New development projects	$3,605	$45,224	$21,702
Redevelopment projects with incremental square footage and/or anchor replacement	95,287	37,237	16,749
Redevelopment projects with no incremental square footage	6,287	3,126	1,395

Subtotal new development and redevelopment projects	105,179	85,587	39,846
Tenant allowances	33,958	12,888	6,105
Operational capital expenditures at properties:
CAM expenditures (1)	3,020	3,319	1,563
Non-CAM expenditures	2,241	261	135

Totals	$144,398	$102,055	$47,649

Conversion from accrual to cash basis	63,257	20,944	9,779

Capital Expenditures for the Three Months Ended 3/31/14 (2)	$207,655	$122,999	$57,428

Capital Expenditures for the Three Months Ended 3/31/13 (2)	$199,906	$144,529	$70,197

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2014 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY
As of March 31, 2014
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST	PROJECTED NET COST	OUR SHARE OF NET COST	BLENDED STABILIZED RATE OF RETURN	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,195	$1,151	$822	8%	$201	$160

Premium Outlets
New Developments	$480	$473	$213	10%	$183	$81
Redevelopments	$592	$588	$484	11%	$163	$158

The Mills
Redevelopments	$21	$21	$19	14%	$6	$6

Community/Lifestyle Centers
Redevelopments	$7	$7	$5	11%	$2	$2
Totals	$2,295	$2,240	$1,543	9%	$555	$407

NOTES:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary.

1Q 2014 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Malls - Redevelopments
Lenox Square - Atlanta, GA	Redevelopment	5/14	100%
Great Lakes Mall - Mentor (Cleveland), OH	Dick's Sporting Goods	6/14	100%
Gulf View Square - Port Richey, FL	Ulta	6/14	100%
Circle Centre Mall - Indianapolis, IN	Indianapolis Star	7/14	12%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase I redevelopment including common area renovation and new dining pavilion (11/13), addition of small shops in former food court space (7/14)	7/14	50%
Woodfield Mall - Schaumburg, IL	Arhaus Furniture	7/14	50%
Domain, The - Austin, TX	Punch Bowl Social	8/14	100%
Domain, The - Austin, TX	Common area enhancements	9/14	100%
South Hills Village - Pittsburgh, PA	DSW and Ulta	9/14	100%
Southdale Center Residential - Edina, MN	230 Residential Units	9/14	50%
Coddingtown Mall - Santa Rosa, CA	Target	10/14	50%
St. Johns Town Center - Jacksonville, FL	Addition of Nordstrom and 34,000 SF small shop expansion	10/14	50%
Briarwood Mall - Ann Arbor, MI	PF Chang's and Bravo	11/14	50%
Florida Mall - Orlando, FL	Addition of American Girl and relocation of Zara	11/14	50%
University Park Mall - Mishawaka, IN	Redevelopment	11/14	100%
South Hills Village - Pittsburgh, PA	Redevelopment	12/14	100%
Montgomery Mall - North Wales, PA	Redevelopment of the Wegmans wing	5/15	79%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase II includes 260,000 SF small shop expansion and addition of Nordstrom	10/15	50%
Roosevelt Field Mall - Garden City, NY	Redevelopment and 50,000 SF small shop expansion and addition of Neiman Marcus	2/16	100%
Stanford Shopping Center - Palo Alto, CA	Relocation of Bloomingdale's (10/14), redevelopment and 120,000 SF small shop expansion	3/16	100%
Houston Galleria - Houston, TX	Relocation of Saks Fifth Avenue, redevelopment and 105,000 SF small shop expansion	6/17	50%

1Q 2014 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Premium Outlets - New Developments
Charlotte Premium Outlets - Charlotte, NC	400,000 SF upscale Premium Outlet Center	7/14	50%
Twin Cities Premium Outlets - Eagan (Minneapolis-St. Paul), MN	410,000 SF upscale Premium Outlet Center	8/14	35%
Montreal Premium Outlets - Mirabel, Quebec, Canada	360,000 SF upscale Premium Outlet Center	10/14	50%
Vancouver Designer Outlet - Vancouver, British Columbia, Canada	242,000 SF Designer Outlet Center	4/15	45%

Premium Outlets - Redevelopments
Desert Hills Premium Outlets - Cabazon (Palm Springs), CA	147,000 SF expansion, redevelopment and parking deck	4/14	100%
Premium Outlets Punta Norte - Mexico City, Mexico	55,000 SF expansion	11/14	50%
Toki Premium Outlets - Gifu, Japan	77,000 square foot expansion	11/14	40%
Waikele Premium Outlets - Waipahu, HI	Redevelopment and 5,000 square foot expansion	1/15	100%
Yeoju Premium Outlets - Gyeonggi Province, South Korea	259,000 square foot expansion	3/15	50%
Las Vegas Premium Outlets-North - Las Vegas, NV	140,000 SF expansion	5/15	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 square foot expansion	3/16	100%

1Q 2014 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
The Mills - Redevelopments
Potomac Mills - Woodbridge (Washington, DC), VA	Relocation of Saks Fifth Avenue OFF 5TH (10/13) and addition of Buy Buy Baby/and That! (5/14)	5/14	100%
Katy Mills - Katy, TX	H&M	6/14	25%
Great Mall - Milpitas, CA	Redevelopment to create 36,000 square feet of small shops	11/14	100%

Community/Lifestyle Centers - Redevelopments
Pier Park - Panama City Beach, FL	Dave & Buster's	6/14	66%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.

1Q 2014 SUPPLEMENTAL	30

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Three Months of 2014
Concord Mills - Concord (Charlotte), NC	Mills	Sea Life	Nascar Speed Park
Cottonwood Mall - Albuquerque, NM	Mall	Conn's Electronic & Appliance	Mervyn's
Gaitway Plaza - Ocala, FL	Community/Lifestyle	Michaels	Books-A-Million
Gateway Centers - Austin, TX	Community/Lifestyle	Tile Shop	Star Furniture
Katy Mills - Katy (Houston), TX	Mills	Ross Dress for Less	Circuit City
King of Prussia Mall - King of Prussia (Philadelphia), PA	Mall	Container Store	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Sports Authority	N/A
Square One Mall - Saugus (Boston), MA	Mall	T.J. Maxx	N/A
Virginia Center Commons - Glen Allen, VA	Mall	American Family Fitness	Dillard's

Openings Projected for the Remainder of 2014
Briarwood Mall - Ann Arbor, MI	Mall	PF Chang's and Bravo	N/A
Circle Centre - Indianapolis, IN	Mall	Indianapolis Star	Nordstrom
Coddingtown Mall - Santa Rosa, CA	Mall	Target	Gottschalks
Domain, The - Austin, TX	Mall	Punch Bowl Social	N/A
Florida Mall, The - Orlando, FL	Mall	American Girl	N/A
		Zara (2)	N/A
Great Lakes Mall - Mentor (Cleveland), OH	Mall	Dick's Sporting Goods	N/A
Gulf View Square - Port Richey (Tampa), FL	Mall	Ulta	N/A
Katy Mills - Katy (Houston), TX	Mills	H&M	Old Navy
Melbourne Square - Melbourne, FL	Mall	L.A. Fitness	Circuit City
Pier Park - Panama City Beach, FL	Community/Lifestyle	Dave & Buster's	N/A
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Buy Buy Baby/and That!	N/A
Royal Eagle Plaza - Coral Springs (Miami), FL	Community/Lifestyle	Hobby Lobby	Stein Mart
South Hills Village - Pittsburgh, PA	Mall	DSW	Dick's Sporting Goods (1)
		Ulta	Dick's Sporting Goods (1)
St. Johns Town Center - Jacksonville, FL	Mall	Nordstrom	N/A
Stanford Shopping Center - Palo Alto, CA	Mall	Bloomingdale's (2)	N/A

1Q 2014 SUPPLEMENTAL	31

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings Projected for the Remainder of 2014
Waterford Lakes Town Center - Orlando, FL	Community/Lifestyle	Cooper's Hawk	N/A
Westland Park Plaza - Orange Park (Jacksonville), FL	Community/Lifestyle	Guitar Center	PetSmart
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Arhaus Furniture	N/A

Openings Projected for 2015 and Beyond
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
Houston Galleria - Houston, TX	Mall	Saks Fifth Avenue (2)	N/A
Prien Lake Mall - Lake Charles, LA	Mall	Ulta	N/A
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Walt Whitman Shops - Huntington Station (New York), NY	Mall	Zara	N/A
(1)
Tenant has relocated to another space within the center.
(2)
Tenant has an existing store at this center but will move to a new location.

1Q 2014 SUPPLEMENTAL	32

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2013 through March 31, 2014

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2013	310,608,565	51,846,157
Activity During the First Three Months of 2014:
Exchange of Limited Partnership Units for Common Stock	48,725	(48,725)
Issuance of Limited Partnership Units	–	555,150
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	1,246	469,848

Number Outstanding at March 31, 2014	310,658,536	52,822,430

Number of Limited Partnership Units and Common Shares at March 31, 2014	363,480,966

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2014
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL

Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2014 was $64.15 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2014 SUPPLEMENTAL	33

CREDIT PROFILE
(As of March 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

44%
42%
40%
38%
36%
34%
32%
30%
40.3%
35.0%
33.1%
34.8%
32.8%
2010
2011
2012
2013
3/31/14

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

24%
22%
20%
18%
16%
14%
12%
10%
21.8%
18.5%
15.6%
16.7%
15.4%
2010
2011
2012
2013
3/31/14

FIXED CHARGE COVERAGE

3.7
3.5
3.3
3.1
2.9
2.7
2.5
2.3
2.8
3.0
3.1
3.4
3.6
2010
2011
2012
2013
TTM 3/31/14

SHARE OF NET DEBT TO SHARE OF NOI

8.0
7.5
7.0
6.5
6.0
5.5
5.0
6.5
6.2
6.1
5.7
5.7
2010
2011
2012
2013
TTM 3/31/14

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
52%
51%
51%
53%
52%
2010
2011
2012
2013
TTM 3/31/14

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.70%
5.50%
5.30%
5.10%
4.90%
4.70%
4.50%
7
6
5
4
3
5.43%
5.24%
5.01%
4.78%
4.64%
5.7
5.5
5.9
5.5
5.9
Interest Rate
Years to Maturity
2010
2011
2012
2013
3/31/14

1Q 2014 SUPPLEMENTAL	34

SUMMARY OF INDEBTEDNESS
As of March 31, 2014
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$7,249,525	$7,141,840	5.51%	4.9
Variable Rate Debt	350,000	350,000	1.50%	3.5

Total Mortgage Debt	7,599,525	7,491,840	5.32%	4.9
Unsecured Debt
Fixed Rate	14,449,837	14,449,837	4.64%	6.6
Revolving Credit Facility – Euro Currency	657,350	657,350	1.19%	2.6
Supplemental Credit Facility – Yen Currency	216,394	216,394	1.05%	3.2

Total Revolving Credit Facilities	873,744	873,744	1.15%	2.7
Unsecured Term Loan	240,000	240,000	1.25%	3.9

Total Unsecured Debt	15,563,581	15,563,581	4.39%	6.3
Premium	66,720	66,720
Discount	(43,216)	(43,216)

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,186,610	$23,078,925	4.70%	5.8

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$10,642,509	$4,963,652	4.80%	6.3
Variable Rate Debt	1,630,458	838,732	2.25%	4.0
Mills Limited Partnership Debt (2)	730,388	305,890	–	–

Total Mortgage Debt	13,003,355	6,108,274	4.43%	5.9
Premium	10,643	7,634

Joint Venture Mortgages and Other Indebtedness (1)	$13,013,998	$6,115,908	4.43%	5.9

Our Share of Total Indebtedness (3)		$$29,194,833	4.64%	5.9

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	93.7%	$21,615,181	4.93%	6.0
Variable	6.3%	1,463,744	1.25%	3.1

	100.0%	23,078,925	4.70%	5.8
Joint Venture
Fixed	84.0%	$5,136,675	4.80%	6.3
Variable	16.0%	979,233	2.25%	4.0

	100.0%	6,115,908	4.43%	5.9
Total Debt (3)		$29,194,833

Total Fixed Debt	91.6%	$26,751,856	4.91%	6.1

Total Variable Debt	8.4%	$2,442,977	1.62%	3.4

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt information.
(3)
Our share of total indebtedness includes $1.3 billion of secured debt on Washington Prime Group assets, and therefore will not be included in our share of total indebtedness after completion of the spin-off.

1Q 2014 SUPPLEMENTAL	35

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2014
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT		WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2014	218,430		5.63%	142,477	6.29%	247,069	2.82%	607,976	4.63%
2015	1,600,000		5.12%	116,299	7.91%	997,907	4.97%	2,714,206	5.10%
2016	1,957,350	(1)	4.39%	2,735,219	6.13%	606,729	5.94%	5,299,298	5.46%
2017	1,816,394		3.22%	1,770,249	4.97%	416,977	5.10%	4,003,620	4.18%
2018	1,990,000		3.92%	52,312	–	306,064	1.85%	2,348,376	3.68%
2019	1,250,000		6.44%	181,028	7.68%	206,074	4.08%	1,637,102	6.48%
2020	2,281,407		4.17%	281,152	5.48%	853,858	4.65%	3,416,418	4.39%
2021	1,600,000		4.27%	567,744	5.22%	805,341	4.80%	2,973,085	4.60%
2022	600,000		3.38%	566,792	4.14%	639,328	4.28%	1,806,120	3.95%
2023	500,000		2.75%	724,623	3.87%	389,661	3.34%	1,614,284	3.41%
Thereafter	1,750,000		5.09%	353,945	5.03%	639,266	3.98%	2,743,210	4.81%

Face Amounts of Indebtedness	$15,563,581		4.39%	$7,491,840	5.32%	$6,108,274	4.43%	$29,163,695	4.64%
Premiums (Discounts) on Indebtedness, Net	(42,613)			66,117		7,634		31,138

Our Share of Total Indebtedness (2)	$15,520,968			$7,557,957		$6,115,908		$29,194,833

(1)
Includes $657.3 million of outstandings on our $4.0 billion revolving credit facility, which has been amended and extended as of April 7, 2014 with a new maturity date of June 30, 2019.

(2)
Our share of total indebtedness includes $1.3 billion of secured debt on Washington Prime Group assets, and therefore will not be included in our share of total indebtedness after completion of the spin-off.

1Q 2014 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	Malls
1.	Anderson Mall*	SC	Anderson	100.0%		671,311	12/01/22	(41)	4.61%	Fixed	20,317	20,317
2.	Apple Blossom Mall	VA	Winchester	49.1%		471,794	(2)
3.	Auburn Mall	MA	Auburn	56.4%		587,452	09/01/20		6.02%	Fixed	40,187	22,654
4.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,105,884	12/01/20		3.75%	Fixed	1,200,000	400,000
5.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,114,364	02/06/23		3.60%	Fixed	110,000	27,500
6.	Bangor Mall	ME	Bangor	87.6%		652,531	10/01/17		6.15%	Fixed	80,000	70,087
7.	Barton Creek Square	TX	Austin	100.0%		1,429,765	(2)
8.	Battlefield Mall	MO	Springfield	100.0%		1,199,105	09/01/22		3.95%	Fixed	125,000	125,000
9.	Bay Park Square	WI	Green Bay	100.0%		711,738	(2)
10.	Bowie Town Center*	MD	Bowie (Washington, D.C.)	100.0%		684,989	(2)
11.	Boynton Beach Mall*	FL	Boynton Beach (Miami)	100.0%		1,094,043	(2)
12.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,389	(2)
13.	Briarwood Mall	MI	Ann Arbor	50.0%		969,870	11/30/16	(6)	7.50%	Fixed	111,626	55,813
14.	Broadway Square	TX	Tyler	100.0%		627,337	(2)
15.	Brunswick Square*	NJ	East Brunswick (New York)	100.0%		760,311	03/01/24	(41)	4.80%	Fixed	77,000	77,000
16.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,275	(2)
17.	Cape Cod Mall	MA	Hyannis	56.4%		721,330	03/06/21		5.75%	Fixed	96,186	54,220
18.	Castleton Square	IN	Indianapolis	100.0%		1,383,166	(2)
19.	Charlottesville Fashion Square*	VA	Charlottesville	100.0%		576,787	04/01/24	(41)	4.54%	Fixed	50,000	50,000
20.	Chautauqua Mall*	NY	Lakewood	100.0%		427,590	(2)
21.	Chesapeake Square*	VA	Chesapeake (Virginia Beach)	75.0%	(7)	759,929	08/01/14	(41)	5.84%	Fixed	65,006	48,754
22.	Cielo Vista Mall	TX	El Paso	100.0%		1,241,491	(2)
23.	Circle Centre	IN	Indianapolis	14.7%	(4)	767,518	01/28/20	(8)	3.05%	Variable	67,000	9,822
24.	Coconut Point	FL	Estero	50.0%		1,204,941	12/10/16		5.83%	Fixed	230,000	115,000
25.	Coddingtown Mall	CA	Santa Rosa	50.0%		673,447	03/01/17	(8)	1.90%	Variable	12,300	12,300
26.	College Mall	IN	Bloomington	100.0%		636,405	(2)
27.	Columbia Center	WA	Kennewick	100.0%		770,584	(2)
28.	Copley Place	MA	Boston	98.1%		1,241,750	(2)
29.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,886	(2)
30.	Cordova Mall	FL	Pensacola	100.0%		832,781	(2)
31.	Cottonwood Mall*	NM	Albuquerque	100.0%		1,034,341	04/06/24	(41)	4.82%	Fixed	105,000	105,000
32.	Crystal Mall	CT	Waterford	78.2%		783,071	06/06/22		4.46%	Fixed	95,000	74,276
33.	Dadeland Mall	FL	Miami	50.0%		1,497,033	12/05/21		4.50%	Fixed	448,216	224,108
34.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,139,884	01/17/18	(8)	2.15%	Variable	310,000	155,000
35.	Domain, The	TX	Austin	100.0%		1,232,958	08/01/21		5.44%	Fixed	200,958	200,958
36.	Dover Mall	DE	Dover	68.1%		928,113	08/06/21		5.57%	Fixed	90,826	61,843
37.	Edison Mall*	FL	Fort Myers	100.0%		1,053,577	(2)
38.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,661	08/11/22		4.71%	Fixed	112,240	63,270
39.	Empire Mall	SD	Sioux Falls	100.0%		1,125,360	06/01/16		5.79%	Fixed	176,300	176,300
40.	Falls, The	FL	Miami	50.0%		837,824	11/30/16	(6)	7.50%	Fixed	107,905	53,952

1Q 2014 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

41.	Fashion Centre at Pentagon City	VA	Arlington (Washington, DC)	42.5%	990,909	07/01/21		5.11%	Fixed	40,000	17,000
						07/01/21		4.87%	Fixed	410,000	174,250
42.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%	710,460	(2)
43.	Fashion Valley	CA	San Diego	50.0%	1,721,389	01/04/21		4.30%	Fixed	473,047	236,524
44.	Firewheel Town Center	TX	Garland (Dallas)	100.0%	998,129	(2)
45.	Florida Mall, The	FL	Orlando	50.0%	1,768,666	09/05/20		5.25%	Fixed	355,215	177,608
46.	Forest Mall*	WI	Fond Du Lac	100.0%	500,273	(2)
47.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%	672,886	(2)
48.	Galleria, The	TX	Houston	50.4%	2,148,378	12/01/15		5.44%	Fixed	643,583	324,173
						12/01/15		5.44%	Fixed	177,417	89,365
49.	Great Lakes Mall*	OH	Mentor (Cleveland)	100.0%	1,232,358	(2)
50.	Greendale Mall	MA	Worcester (Boston)	56.4%	429,710	10/01/16		6.00%	Fixed	45,000	25,367
51.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%	1,288,145	08/01/16	(9)	8.00%	Fixed	76,448	76,448
52.	Gulf View Square*	FL	Port Richey (Tampa)	100.0%	754,818	(2)
53.	Haywood Mall	SC	Greenville	100.0%	1,229,157	(2)
54.	Independence Center	MO	Independence (Kansas City)	100.0%	866,145	07/10/17		5.94%	Fixed	200,000	200,000
55.	Indian River Mall	FL	Vero Beach	50.0%	736,141	11/01/14	(34)	5.21%	Fixed	61,179	30,589
56.	Ingram Park Mall	TX	San Antonio	100.0%	1,121,024	06/01/21		5.38%	Fixed	139,562	139,562
57.	Irving Mall*	TX	Irving (Dallas)	100.0%	1,052,457	(2)
58.	Jefferson Valley Mall*	NY	Yorktown Heights (New York)	100.0%	555,947	(2)
59.	King of Prussia Mall	PA	King of Prussia (Philadelphia)	100.0%	2,499,381	01/01/17		7.49%	Fixed	58,879	58,879
						01/01/17		8.53%	Fixed	4,225	4,225
						01/01/17		4.50%	Fixed	50,000	50,000
60.	Knoxville Center*	TN	Knoxville	100.0%	961,041	(2)
61.	La Plaza Mall	TX	McAllen	100.0%	1,221,363	(2)
62.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%	1,097,510	(2)
63.	Lehigh Valley Mall	PA	Whitehall	50.0%	1,179,931	07/05/20		5.88%	Fixed	133,017	66,508
64.	Lenox Square	GA	Atlanta	100.0%	1,556,831	(2)
65.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%	856,299	05/06/23		3.41%	Fixed	34,447	16,926
66.	Lima Mall*	OH	Lima	100.0%	743,356	(2)
67.	Lincolnwood Town Center*	IL	Lincolnwood (Chicago)	100.0%	421,992	04/01/21	(41)	4.26%	Fixed	53,000	53,000
68.	Lindale Mall*	IA	Cedar Rapids	100.0%	712,657	(2)
69.	Livingston Mall	NJ	Livingston (New York)	100.0%	967,952	(2)
70.	Longview Mall*	TX	Longview	100.0%	638,520	(2)
71.	Mall at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%	468,959	11/01/23		4.69%	Fixed	120,000	113,328
72.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%	1,020,535	03/10/17		5.61%	Fixed	260,000	73,282
73.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%	1,128,419	05/01/23		3.56%	Fixed	125,000	62,500
74.	Mall of Georgia	GA	Buford (Atlanta)	100.0%	1,817,351	(2)
75.	Mall of New Hampshire, The	NH	Manchester	56.4%	811,544	10/05/15		6.23%	Fixed	126,664	71,401
76.	Maplewood Mall*	MN	St. Paul (Minneapolis)	100.0%	926,291	(2)
77.	Markland Mall*	IN	Kokomo	100.0%	418,193	(2)

1Q 2014 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

78.	McCain Mall	AR	N. Little Rock	100.0%		786,996	(2)
79.	Meadowood Mall	NV	Reno	50.0%		883,563	11/06/21		5.82%	Fixed	121,383	60,691
80.	Melbourne Square*	FL	Melbourne	100.0%		702,021	(2)
81.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,332,612	(2)
82.	Mesa Mall*	CO	Grand Junction	100.0%		880,461	06/01/16	(41)	5.79%	Fixed	87,250	87,250
83.	Miami International Mall	FL	Miami	47.8%		1,084,310	02/06/24		4.42%	Fixed	160,000	76,442
84.	Midland Park Mall	TX	Midland	100.0%		621,710	09/06/22		4.35%	Fixed	82,928	82,928
85.	Miller Hill Mall	MN	Duluth	100.0%		832,987	(2)
86.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,108,692	05/11/34		5.17%	Fixed	79,724	63,262
87.	Muncie Mall*	IN	Muncie	100.0%		635,970	04/01/21	(41)	4.19%	Fixed	37,000	37,000
88.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,001	(2)
89.	Northgate Mall	WA	Seattle	100.0%		1,052,955	(2)
90.	Northlake Mall*	GA	Atlanta	100.0%		962,987	(2)
91.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,592,124	07/05/23		3.30%	Fixed	271,380	152,978
92.	Northwoods Mall*	IL	Peoria	100.0%		693,664	(2)
93.	Oak Court Mall*	TN	Memphis	100.0%		849,789	04/01/21	(41)	4.76%	Fixed	40,000	40,000
94.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,360	(2)
95.	Orange Park Mall*	FL	Orange Park (Jacksonville)	100.0%		959,331	(2)
96.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,232,502	(2)
97.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,332,699	12/07/20		4.77%	Fixed	67,415	57,666
98.	Paddock Mall*	FL	Ocala	100.0%		552,603	(2)
99.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,755	04/01/16		7.75%	Fixed	94,951	89,725
100.	Pheasant Lane Mall	NH	Nashua		(10)	979,436	(2)
101.	Phipps Plaza	GA	Atlanta	100.0%		831,330	(2)
102.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,154,553	09/30/17	(8)	1.50%	Variable	225,000	225,000
103.	Port Charlotte Town Center*	FL	Port Charlotte	80.0%	(7)	764,789	11/01/20	(41)	5.30%	Fixed	46,217	36,974
104.	Prien Lake Mall	LA	Lake Charles	100.0%		847,919	(2)
105.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,083,668	04/01/16		7.03%	Fixed	13,398	6,699
							04/01/16		2.95%	Fixed	62,000	31,000
106.	Richmond Town Square*	OH	Richmond Heights (Cleveland)	100.0%		1,011,688	(2)
107.	River Oaks Center*	IL	Calumet City (Chicago)	100.0%		1,192,836	(2)
108.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,244,812	(2)
109.	Rolling Oaks Mall*	TX	San Antonio	100.0%		882,348	(2)
110.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,211,752	(2)
111.	Ross Park Mall	PA	Pittsburgh	100.0%		1,243,471	(2)
112.	Rushmore Mall*	SD	Rapid City	100.0%		829,234	06/01/16	(41)	5.79%	Fixed	94,000	94,000
113.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		694,072	(2)
114.	Seminole Towne Center*	FL	Sanford (Orlando)	45.0%	(4)	1,104,690	05/06/21	(41)	5.97%	Fixed	57,943	7,533
115.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,151,297	02/01/23		3.61%	Fixed	295,000	150,450
116.	Shops at Nanuet, The	NY	Nanuet	100.0%		750,322	(2)
117.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		770,795	02/01/23		3.37%	Fixed	130,000	130,000
118.	Shops at Sunset Place, The	FL	S. Miami	37.5%	(4)	517,964	09/01/20		5.62%	Fixed	73,635	27,613
119.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,298,569	03/01/16		5.16%	Fixed	180,000	45,000
120.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		883,445	11/01/22		4.01%	Fixed	107,467	60,579

1Q 2014 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

121.	South Hills Village	PA	Pittsburgh	100.0%	1,123,594	(2)
122.	South Shore Plaza	MA	Braintree (Boston)	100.0%	1,584,990	(2)
123.	Southdale Center	MN	Edina (Minneapolis)	100.0%	1,270,143	04/01/23		3.84%	Fixed	155,000	155,000
124.	Southern Hills Mall*	IA	Sioux City	100.0%	794,245	06/01/16	(41)	5.79%	Fixed	101,500	101,500
125.	Southern Park Mall*	OH	Youngstown	100.0%	1,201,877	(2)
126.	SouthPark	NC	Charlotte	100.0%	1,675,732	08/01/16	(9)	8.00%	Fixed	189,208	189,208
127.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%	1,171,431	06/06/23		3.85%	Fixed	125,000	125,000
128.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%	610,965	11/30/15	(11)	4.77%	Fixed	63,597	31,798
129.	Square One Mall	MA	Saugus (Boston)	56.4%	929,929	01/06/22		5.47%	Fixed	97,131	54,753
130.	St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%	980,758	(2)
131.	St. Johns Town Center	FL	Jacksonville	50.0%	1,235,037	03/11/15		5.06%	Fixed	160,040	80,020
						05/10/15		1.85%	Variable	76,915	38,457
						01/28/16	(8)	1.40%	Variable	10,082	5,041
132.	Stanford Shopping Center	CA	Palo Alto (San Jose)	100.0%	1,342,530	(2)
133.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%	1,300,986	11/30/16	(6)	7.50%	Fixed	218,595	109,079
134.	Summit Mall	OH	Akron	100.0%	769,431	06/10/17		5.42%	Fixed	65,000	65,000
135.	Sunland Park Mall*	TX	El Paso	100.0%	922,209	01/01/26	(41)	8.63%	Fixed	28,025	28,025
136.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,334,978	(2)
137.	Tippecanoe Mall	IN	Lafayette	100.0%	864,239	(2)
138.	Town Center at Aurora*	CO	Aurora (Denver)	100.0%	1,082,329	(2)
139.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,780,177	(2)
140.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%	1,280,944	05/01/22		4.76%	Fixed	200,000	200,000
141.	Towne East Square	KS	Wichita	100.0%	1,134,172	(2)
142.	Towne West Square*	KS	Wichita	100.0%	936,908	06/01/21	(41)	5.61%	Fixed	49,172	49,172
143.	Treasure Coast Square	FL	Jensen Beach	100.0%	876,437	(2)
144.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	1,094,065	(2)
145.	University Park Mall	IN	Mishawaka	100.0%	920,984	(2)
146.	Valle Vista Mall*	TX	Harlingen	100.0%	650,634	05/10/17	(41)	5.35%	Fixed	40,000	40,000
147.	Virginia Center Commons*	VA	Glen Allen	100.0%	785,130	(2)
148.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,087,714	08/01/16	(9)	8.00%	Fixed	116,583	116,583
149.	West Ridge Mall*	KS	Topeka	100.0%	995,546	03/06/24	(5)(41)	5.89%	Fixed	43,200	43,200
150.	West Town Mall	TN	Knoxville	50.0%	1,334,657	12/01/17		6.34%	Fixed	210,000	105,000
151.	Westchester, The	NY	White Plains (New York)	40.0%	826,292	05/05/20		6.00%	Fixed	355,746	142,298
152.	Westminster Mall*	CA	Westminster (Los Angeles)	100.0%	1,198,805	04/01/24	(41)	4.65%	Fixed	85,000	85,000
153.	White Oaks Mall	IL	Springfield	80.7%	924,919	11/01/16		5.54%	Fixed	50,000	40,339
154.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,234	04/01/17		5.64%	Fixed	225,000	212,616
155.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,174,064	03/05/24		4.50%	Fixed	425,000	212,500
156.	Woodland Hills Mall	OK	Tulsa	94.5%	1,086,713	04/05/19		7.79%	Fixed	92,612	87,488

	Total Mall Square Footage				161,391,582

1Q 2014 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,555	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,758	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,125	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	678,695	04/11/16	(14)	5.95%	Fixed	103,770	103,770
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,053	09/01/16	(15)	5.79%	Fixed	19,972	19,972
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	674,741	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,299	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,870	12/01/22		3.36%	Fixed	49,279	49,279
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,331	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,853	(2)
11.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,198	(2)
12.	Columbia Gorge Premium Outlets	OR	Troutdale (Portland)	100.0%	163,727	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	495,738	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,817	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,383	01/11/16	(16)	5.51%	Fixed	101,939	101,939
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,701	(2)
17.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,753	09/01/16	(15)	5.79%	Fixed	36,246	36,246
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	577,875	(2)
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,415	04/01/23		3.66%	Fixed	120,000	120,000
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,713	01/11/16	(16)	5.51%	Fixed	110,046	110,046
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,238	01/11/16	(16)	5.51%	Fixed	24,553	24,553
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,053	04/11/16	(14)	5.95%	Fixed	87,191	87,191
			Washington DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,602	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,608	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,351	01/11/16	(16)	5.51%	Fixed	68,293	68,293
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,364	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,403	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	555,029	06/11/16		5.84%	Fixed	178,232	178,232
29.	Las Vegas Premium Outlets- North	NV	Las Vegas	100.0%	538,656	(2)
30.	Las Vegas Premium Outlets- South	NV	Las Vegas	100.0%	535,419	(2)
31.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,262	01/11/16	(16)	5.51%	Fixed	15,095	15,095
32.	Lee Premium Outlets	MA	Lee	100.0%	224,709	09/01/16	(15)	5.79%	Fixed	49,856	49,856

1Q 2014 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington D.C.)	100.0%	517,994	(2)
34.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,189	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
36.	Livermore Premium Outlets	CA	Livermore (San Francisco)	100.0%	511,647	(2)
37.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	130,000	130,000
38.	Napa Premium Outlets	CA	Napa	100.0%	179,162	(2)
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,552	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,432	(2)
41.	Orlando Premium Outlets- International Dr	FL	Orlando	100.0%	773,651	(2)
42.	Orlando Premium Outlets- Vineland Ave	FL	Orlando	100.0%	655,004	(2)
43.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	392,732	(2)
44.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,566	(2)
45.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)
46.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,496	(2)
47.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
48.	Pleasant Prairie Premium	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,533	01/11/16	(16)	5.51%	Fixed	58,654	58,654
	Outlets		Milwaukee)			12/01/16		6.01%	Fixed	35,679	35,679
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	341,951	09/30/17	(8)	1.50%	Variable	125,000	125,000
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,295	11/06/16	(17)	5.84%	Fixed	66,150	66,150
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,677	(2)
53.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	731,824	01/11/16	(16)	5.51%	Fixed	139,587	139,587
			San Antonio)
54.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,582	(2)
55.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,049	06/01/22		3.93%	Fixed	100,000	50,000
56.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%	328,645	(2)
57.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,462	(2)
58.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	1.65%	Variable	65,000	32,500

1Q 2014 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

59.	The Crossings Premium Outlets	PA	Tannersville	100.0%		411,229	12/01/22		3.41%	Fixed	115,000	115,000
60.	Vacaville Premium Outlets	CA	Vacaville	100.0%		437,373	(2)
61.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%		208,959	(2)
62.	Waterloo Premium Outlets	NY	Waterloo	100.0%		417,752	(2)
63.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%		521,950	04/11/16	(14)	5.95%	Fixed	100,731	100,731
64.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%		389,761	(2)
65.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%		837,230	(2)
66.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%		660,065	(2)

	Total U.S. Premium Outlet Square Footage					27,815,145

	Total Mall and U.S. Premium Outlet Square Footage					189,206,727

	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,239,764	07/01/20		5.76%	Fixed	166,675	166,675
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,561,219	02/06/24	(35)	4.29%	Fixed	375,500	222,484
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%	(4)	1,099,680	06/01/15		3.90%	Variable	124,768	46,788
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,344,615	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,778,869	09/22/14		2.30%	Variable	267,949	158,787
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,363,702	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,913,085	07/01/17		5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,747,445	12/06/22		3.49%	Fixed	140,000	35,000
9.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,469,679	03/05/22		4.25%	Fixed	337,943	168,972
10.	Opry Mills	TN	Nashville	100.0%		1,153,536	10/10/16	(8)	6.16%	Fixed	280,000	280,000
							10/10/16	(8)	5.00%	Fixed	101,390	101,390
11.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		804,107	04/01/24		4.22%	Fixed	215,000	107,500
12.	Potomac Mills	VA	Woodbridge (Washington, D.C.)	100.0%		1,525,298	07/11/17		5.83%	Fixed	410,000	410,000
13.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,305,377	(2)

	Total The Mills Square Footage					19,306,376

1Q 2014 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	Community/Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,066	(2)
2.	Arboretum*	TX	Austin	100.0%		194,972	(2)
3.	Arundel Mills Marketplace	MD	Hanover (Baltimore)	59.3%		101,535	02/06/24	(35)	4.29%	Fixed	9,500	5,629
4.	Bloomingdale Court*	IL	Bloomingdale (Chicago)	100.0%		687,171	11/01/15	(41)	8.15%	Fixed	25,052	25,052
5.	Charles Towne Square*	SC	Charleston	100.0%		71,794	(2)
6.	Chesapeake Center*	VA	Chesapeake (Virginia Beach)	100.0%		305,935	(2)
7.	Clay Terrace*	IN	Carmel (Indianapolis)	50.0%		576,787	10/01/15	(41)	5.08%	Fixed	115,000	57,500
8.	Concord Mills Marketplace*	NC	Concord (Charlotte)	100.0%		230,683	11/01/23	(41)	4.82%	Fixed	16,000	16,000
9.	Countryside Plaza*	IL	Countryside (Chicago)	100.0%		403,756	(2)
10.	Dare Centre*	NC	Kill Devil Hills	100.0%		168,673	(2)
11.	DeKalb Plaza*	PA	King of Prussia (Philadelphia)	100.0%		101,948	01/01/15	(41)	5.28%	Fixed	2,337	2,337
12.	Denver West Village	CO	Lakewood (Denver)	37.5%		310,715	07/01/21		5.04%	Fixed	28,000	10,500
13.	Empire East*	SD	Sioux Falls	100.0%		287,503	(2)
14.	Fairfax Court*	VA	Fairfax (Washington, D.C.)	41.3%	(19)	249,488	(2)
15.	Forest Plaza*	IL	Rockford	100.0%		434,838	10/10/19	(20)(41)	7.50%	Fixed	17,644	17,644
16.	Gaitway Plaza*	FL	Ocala	32.2%	(19)	208,041	07/01/15	(21)(41)	4.60%	Fixed	13,900	575
17.	Gateway Centers*	TX	Austin	100.0%		512,664	(2)
18.	Greenwood Plus*	IN	Greenwood (Indianapolis)	100.0%		155,319	(2)
19.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		666,360	04/01/22		4.81%	Fixed	84,000	42,000
20.	Henderson Square*	PA	King of Prussia (Philadelphia)	100.0%		107,371	04/01/16	(41)	4.43%	Fixed	13,213	13,213
21.	Highland Lakes Center*	FL	Orlando	100.0%		488,921	(2)
22.	Indian River Commons	FL	Vero Beach	50.0%		255,942	11/01/14	(34)	5.21%	Fixed	9,029	4,515
23.	Keystone Shoppes*	IN	Indianapolis	100.0%		29,080	(2)
24.	Lake Plaza*	IL	Waukegan (Chicago)	100.0%		215,568	(2)
25.	Lake View Plaza*	IL	Orland Park (Chicago)	100.0%		367,423	12/31/14	(41)	8.00%	Fixed	15,438	15,438
26.	Lakeline Plaza*	TX	Cedar Park (Austin)	100.0%		387,304	10/10/19	(20)(41)	7.50%	Fixed	16,530	16,530
27.	Lima Center*	OH	Lima	100.0%		233,878	(2)
28.	Lincoln Crossing*	IL	O'Fallon (St. Louis)	100.0%		243,326	(2)
29.	Lincoln Plaza	PA	King of Prussia (Philadelphia)	85.5%		268,086	(2)
30.	MacGregor Village*	NC	Cary	100.0%		144,201	(2)
31.	Mall of Georgia Crossing*	GA	Buford (Atlanta)	100.0%		440,670	10/06/22	(41)	4.28%	Fixed	24,419	24,419
32.	Markland Plaza*	IN	Kokomo	100.0%		90,527	(2)
33.	Martinsville Plaza*	VA	Martinsville	100.0%		102,105	(2)
34.	Matteson Plaza*	IL	Matteson (Chicago)	100.0%		270,892	(2)
35.	Muncie Towne Plaza*	IN	Muncie	100.0%		172,617	10/10/19	(20)(41)	7.50%	Fixed	6,872	6,872
36.	Naples Outlet Center	FL	Naples	100.0%		146,032	01/11/16	(16)	5.51%	Fixed	15,641	15,641

1Q 2014 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

37.	New Castle Plaza*	IN	New Castle	100.0%		91,648	(2)
38.	North Ridge Shopping Center*	NC	Raleigh	100.0%		169,823	12/01/22	(41)	3.41%	Fixed	12,500	12,500
39.	Northwood Plaza*	IN	Fort Wayne	100.0%		208,076	(2)
40.	Palms Crossing*	TX	McAllen	100.0%		392,305	08/01/21	(22)(41)	5.49%	Fixed	37,077	37,077
41.	Pier Park	FL	Panama City Beach	65.6%		842,536	(2)
42.	Plaza at Buckland Hills, The*	CT	Manchester	41.3%	(19)	329,885	07/01/15	(41)	4.60%	Fixed	24,800	1,026
43.	Richardson Square*	TX	Richardson (Dallas)	100.0%		517,265	(2)
44.	Rockaway Commons*	NJ	Rockaway (New York)	100.0%		149,940	(2)
45.	Rockaway Town Plaza*	NJ	Rockaway (New York)	100.0%		459,301	(2)
46.	Royal Eagle Plaza*	FL	Coral Springs (Miami)	42.0%	(19)	202,921	(2)
47.	Shops at Arbor Walk, The*	TX	Austin	100.0%		458,467	08/01/21	(22)(41)	5.49%	Fixed	41,905	41,905
48.	Shops at North East Mall, The*	TX	Hurst (Dallas)	100.0%		365,044	(2)
49.	St. Charles Towne Plaza*	MD	Waldorf (Washington, D.C.)	100.0%		393,816	(2)
50.	Tippecanoe Plaza*	IN	Lafayette	100.0%		90,522	(2)
51.	University Center*	IN	Mishawaka	100.0%		150,406	(2)
52.	University Town Plaza*	FL	Pensacola	100.0%		579,843	(2)
53.	Village Park Plaza*	IN	Carmel (Indianapolis)	35.7%	(19)	575,576	07/01/15	(41)	4.60%	Fixed	29,850	1,235
54.	Washington Plaza*	IN	Indianapolis	100.0%		50,107	(2)
55.	Waterford Lakes Town Center*	FL	Orlando	100.0%		949,943	(2)
56.	West Ridge Plaza*	KS	Topeka	100.0%		254,480	03/06/24	(5)(41)	4.84%		10,800	10,800
57.	West Town Corners*	FL	Altamonte Springs (Orlando)	32.2%	(19)	385,366	07/01/15	(21)(41)	4.60%	Fixed	18,800	778
58.	Westland Park Plaza*	FL	Orange Park (Jacksonville)	32.2%	(19)	163,259	(2)
59.	White Oaks Plaza*	IL	Springfield	100.0%		387,911	10/10/19	(20)(41)	7.50%	Fixed	13,744	13,744
60.	Whitehall Mall*	PA	Whitehall	50.0%		612,841	11/01/18	(41)	7.00%	Fixed	10,512	5,256
61.	Wolf Ranch*	TX	Georgetown (Austin)	100.0%		627,780	(2)

	Total Community/Lifestyle Center Square Footage					19,271,252

	TMLP Properties
	Franklin Mills, The Esplanade, The Galleria at White Plains, Northpark Mall, and Sugarloaf Mills							(23)			730,388	305,890

	Total TMLP Properties Square Footage					5,610,871

1Q 2014 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	Other Properties
	Florida Keys Outlet Center, Huntley Outlet Center, Northfield						(12)(13)			130,686	123,684
	Square, Outlet Marketplace, Upper Valley Mall, Washington Square						(16)(36)

	Total Other Properties Square Footage				2,921,433

	TOTAL U.S. SQUARE FOOTAGE (24)				236,316,659

	International Properties
	AUSTRIA
1.	Parndorf Designer Outlets Phases 3 & 4	Vienna		90.0%	118,000	06/30/16	(37)	2.45%	Variable	49,856	44,870

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Toronto Premium Outlets	Ontario		50.0%	358,200	07/09/15	(29)	2.38%	Variable	84,163	42,082

	Subtotal Canada Square Footage				358,200
	ITALY
3.	La Reggia Designer Outlets Phases 1 & 2	Marcianise (Naples)		60.0%	288,000	03/31/27	(37)	1.77%	Variable	90,704	54,422
4.	Noventa Di Piave Designer	Venice		60.0%	280,000	08/29/26	(37)	1.37%	Variable	48,633	29,178
	Outlets Phases 1, 2 & 3					06/30/27	(37)	2.81%	Variable	50,731	30,439

	Subtotal Italy Square Footage				568,000
	JAPAN
5.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.81%	Fixed	95,463	38,186
6.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.55%	Fixed	21,965	8,786
7.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.51%	Variable	39,304	15,722
8.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	11/25/14	(25)	1.84%	Fixed	4,146	1,658
						07/31/17	(25)	0.46%	Variable	16,522	6,609
9.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.50%	Variable	11,323	4,529
10.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.47%	Variable	18,466	7,386
11.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	234,800	05/31/18	(25)	0.44%	Variable	51,705	20,682
12.	Toki Premium Outlets	Toki (Nagoya)		40.0%	289,600	04/30/15	(25)	0.98%	Variable	8,316	3,326
13.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	12/31/18	(25)	0.47%	Variable	21,431	8,572

	Subtotal Japan Square Footage				3,023,800

1Q 2014 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	KOREA
14.	Busan Premium Outlets	Busan		50.0%	360,200	02/10/17	(26)	5.52%	Fixed	64,225	32,113
						02/13/17	(26)	4.94%	Variable	52,975	26,489
15.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	11/28/19	(26)	4.08%	Fixed	101,635	50,818
16.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	286,200	09/06/20	(26)	4.68%	Fixed	7,407	3,704

	Subtotal South Korea Square Footage				1,089,300
	MALAYSIA
17.	Johor Premium Outlets	Johor (Singapore)		50.0%	280,300	10/14/20	(27)	4.86%	Variable	27,210	13,605

	Subtotal Malaysia Square Footage				280,300
	MEXICO
18.	Premium Outlets Punta Norte	Mexico City		50.0%	278,000	(2)

	Subtotal Mexico Square Footage				278,000
	NETHERLANDS
19.	Roermond Designer Outlets Phases 2 & 3	Roermond		90.0%	173,000	12/01/17	(37)	2.64%	Variable	28,510	25,659
						12/01/17	(11)(37)	5.12%	Fixed	66,524	59,872

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
20.	Ashford Designer Outlets	Kent		22.5%	183,000	07/31/16	(38)	2.40%	Variable	6,658	1,498
						07/31/16	(11)(38)	4.27%	Fixed	59,918	13,481

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (28)				6,071,600

	TOTAL SQUARE FOOTAGE				242,388,259

	Other Secured Indebtedness:						(30)			165,258	75,212

	TOTAL SECURED INDEBTEDNESS										$13,600,114	(31)(42)

	Our Share of Consolidated Mortgage Debt										$7,491,840

	Our Share of Joint Venture Mortgage Debt										$6,108,274

1Q 2014 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

	DEBT INFORMATION
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Simon Property Group, LP (Sr. Notes)	08/15/14		5.63%	Fixed	218,430
Simon Property Group, LP (Sr. Notes)	02/01/15		4.20%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	06/15/15		5.10%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	12/01/15		5.75%	Fixed	600,000
Retail Property Trust (Sr. Notes)	03/15/16		7.88%	Fixed	250,000
Simon Property Group, LP (Sr. Notes)	05/01/16		6.10%	Fixed	400,000
Revolving Credit Facility - USD Currency	10/30/16	(8)(40)	1.12%	Variable	–
Revolving Credit Facility - Euro Currency	10/30/16	(8)(32)(40)	1.15%	Variable	657,350
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	500,000
Supplemental Credit Facility - Yen Currency	06/30/17	(8)(33)	1.06%	Variable	216,394
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Unsecured Term Loan	02/28/18	(8)	1.30%	Variable	240,000
Simon Property Group, LP (Sr. Notes)	05/30/18		6.13%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	06/15/18		7.38%	Fixed	200,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(39)	2.38%	Fixed	1,031,407
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000

Total Unsecured Indebtedness					$15,563,581	(18)

1Q 2014 SUPPLEMENTAL	48

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2014: 1M LIBOR at .15%; 1M EUR LIBOR at .21%; 1M EURIBOR at .24%; 3M EURIBOR at .31%; 6M EURIBOR at .42%; 1M YEN LIBOR at .1%; 6M YEN LIBOR at .19%; 1M CDOR at 1.23%; KLIBOR at 3.15% and 91 Day Korean CD rate at 2.65%.
(2)
Unencumbered asset
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.
(12)
Upper Valley Mall is comprised of a $27.0 million note at 5.89% and a $20.0 million note that is non-interest bearing.
(13)
Washington Square is comprised of a $15.0 million note at 5.94% and a $12.8 million note that is non-interest bearing.
(14)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
These ten properties (which includes Florida Keys Outlet Center and Huntley Outlet Center) are secured by cross-collateralized and cross-defaulted mortgages.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Outside partner receives substantially all of the economic benefit and/or capital allocation due to a partner preference.
(20)
These four properties are secured by cross-collateralized and cross-defaulted mortgages.
(21)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(22)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(23)
Consists of five properties with interest rates ranging from 4.50% to 7.32% and maturities between 2015 and 2023.
(24)
Includes office space of 2,197,273 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Greendale Mall - 119,860 sq. ft.
Clay Terrace - 75,110 sq. ft.	Menlo Park Mall - 49,481 sq. ft.
Copley Place - 868,041 sq. ft.	Oak Court Mall - 126,775 sq. ft.
Del Amo Fashion Center - 57,927 sq. ft.	Oxford Valley Mall - 111,539 sq. ft.
Domain, The - 154,055 sq. ft.	Plaza Carolina - 27,343 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	River Oaks Center - 41,494 sq. ft.
Firewheel Town Center - 73,906 sq. ft.	Southdale Center - 20,393 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 29.7 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 241.3 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 88.7 million.
(28)
Does not include Klépierre.
(29)
Amount shown in USD equivalent; CAD equivalent is 93.0 million.
(30)
Consists of seven loans with interest rates ranging from 1.80% to 6.53% and maturities between 2016 and 2021.

1Q 2014 SUPPLEMENTAL	49

PROPERTY AND DEBT INFORMATION
As of March 31, 2014

(31)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including The Mills Limited Partnership. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $201.1 million of payment guarantees provided by the Operating Partnership (of which $84.8 million is recoverable from our venture partner under the partnership agreement).
(32)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Euro 478.0 million.
(33)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(34)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(35)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(36)
Consists of five encumbered properties with interest rates ranging from 5.51% to 6.05% and maturities between 2014 and 2016.
(37)
Amounts shown in USD equivalent; Euro equivalent is 243.6 million.
(38)
Amounts shown in USD equivalent; GBP equivalent is 40.0 million.
(39)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(40)
Our $4.0 billion revolving credit facility has been amended and extended as of April 7, 2014 with a new maturity date of June 30, 2019.
(41)
This debt is on a Washington Prime Group asset, and therefore will not be included in our indebtedness after completion of the spin-off.
(42)
Includes $1.3 billion of secured debt on Washington Prime Group assets, and therefore will not be included in our share of total indebtedness after completion of the spin-off.
*
Property part of Washington Prime Group spin-off announced on December 13, 2013.

1Q 2014 SUPPLEMENTAL	50